================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                           June 6, 2005 (June 2, 2005)



                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)

--------------------------- ------------------------ ---------------------------
         DELAWARE                    0-23317                  06-1411336
--------------------------- ------------------------ ---------------------------
 (State of Incorporation        (Commission File             (IRS Employer
                                     Number)             Identification Number)
--------------------------- ------------------------ ---------------------------

                             610 Professional Drive
                          Gaithersburg, Maryland 20879
                    (Address of principal executive offices)

                                 (301) 987-1700
              (Registrant's telephone number, including area code)

                                       NA
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


================================================================================

SECTION 1.       REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.       Entry Into A Material Definitive Agreement

On June 2, 2005, an amendment to the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), which had been earlier adopted by the Company's Board of Directors, was approved by the Company's shareholders.

The amendment increased the total number of shares authorized for issuance under the Directors' Plan to 900,000. The amendment also changed the definition of "non-employee" director in the Directors' Plan to not preclude participation by Directors who also provide consulting services to the Company or an affiliate provided that they are not employees of the Company or an affiliate.

In light of the creation of a non-executive Chairman of the Board of Directors in November, 2004 (i.e. a Chairman who is not an employee of the Company), the amendment also established new grants for a non-executive Chairman of the Board. The non-executive Chairman (beginning with Dr. S. Thompson, the first non-executive Chairman) received upon appointment an initial stock option to purchase at fair market value on the grant date 50,000 shares of the Company's Common Stock, subject to reduction in the discretion of the Board of Directors by any unvested shares under any previous stock option received by the non-executive Chairman upon election or appointment as a non-employee director. In addition, the amendment provided that the number of shares subject to the initial option granted to the first non-executive Chairman of the Board shall be increased by an additional 10,000 shares of Common Stock in recognition of transitional duties and obligations to be assumed. The initial non-executive Chairman stock option otherwise has generally the same terms and conditions as the initial stock option grant to other non-employee directors except that it vests in equal annual installments over 3 years instead of 4 years (as the others). The amendment also provides for the annual grant of an option to purchase at fair market value on the grant date 20,000 shares (rather than 15,000 shares, as for other non-employee directors) to the non-executive Chairman.

The amendment also extends the term of the Directors' Plan from August 31, 2007 to December 31, 2014.

In addition to the above amendment, the Board of Directors on June 2, 2005 approved the following additional amendment to the Directors' Plan by inserting a Section 11(c):

         "(c) Notwithstanding Section 11(a) above, neither the Board nor the Committee shall have the authority to modify options granted under the Plan in a manner that will have the effect of repricing the stock options to a lower exercise price, to replace or regrant outstanding options issued under the Plan through cancellation and reissuance of options with a lower exercise price to the respective holders in exchange for the cancelled options or to buyout for a payment in cash or cash equivalents an option previously granted under the Plan, except
         (i) in connection with a change in capitalization pursuant to Section 10 or (ii) with stockholder approval."

SECTION 8.       OTHER EVENTS

Item 8.01.       Other Events

At our Annual Meeting of Stockholders held on June 2, 2005, three proposals were voted upon, and all three were approved.

A description of each proposal follows:

1. To elect Frank L. Douglas, M.D., Ph.D., Mark D. Gessler and J. Stark Thompson, Ph.D. as Class II directors to serve for a term of three years.

2. To approve an Amended and Restated 1997 Non-Employee Directors' Stock Option Plan, including to increase the aggregate number of shares of common stock authorized for issuance under such plan by 325,000 shares, to provide for specific option grants to the non-executive Chairman of the Board of Directors and to extend the term of the plan.

3. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Gene Logic Inc.


                                           By: /s/ Philip L. Rohrer, Jr.
                                               ---------------------------------
                                                   Philip L. Rohrer, Jr.
                                                   Chief Financial Officer


Dated: June 6, 2005

                                  EXHIBIT INDEX



Exhibit Number             Description
-----------------------    -----------------------------------------------------
10.6                       Amended and Restated 1997 Non-Employee Directors'
                           Stock Option Plan